EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of CSP Inc. and Subsidiaries:

We consent to the incorporation by reference in the registration statements (Nos. 333-64493, 333-124030 and 333-124031) on Form S-8 of CSP Inc. of our report dated December 21, 2007, relating to the consolidated financial statements of CSP Inc. and subsidiaries as of September 30, 2007 and for the year then ended which appear in this Annual Report on Form 10-K of CSP, Inc. for the year ended September 30, 2007.

McGladrey & Pullen, LLP

Burlington, Massachusetts

December 21, 2007